Exhibit 10.15(e)

THIRD AMENDATORY AGREEMENT

           This THIRD  AMENDATORY AGREEMENT is  made and entered into  effective December 23 2002 (the "Effective Date") by and among STANLEY LOGISTICS, INC., a Delaware corporation, and THE STANLEY WORKS, a Connecticut Corporation, with its principal place of business at 1000 Stanley Drive, New Britain, Connecticut 06053 (collectively "OWNER"), and MAGLA PRODUCTS, LLC, a New Jersey corporation with its principal place of 159 South Street, P.O. Box 1934, Morristown, New Jersey 07960 (hereinafter "LICENSEE").

WHEREAS, OWNER and LICENSEE have entered into a License Agreement effective November 2,1998 and amended on November 11,1999, and amended again on September 28, 2001 (hereinafter collectively, "Agreement"); and

WHEREAS, OWNER and LICENSEE desire to modify and renew the Agreement;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, OWNER and LICENSEE agree as follows:

1.	Effective as of the Effective Date, the section titled "CHANNELS OF DISTRIBUTION" set forth in EXHIBIT 4 of the Agreement shall be amended to include 111111 11111 111111111 11111 111111

2.	Except as modified and amended herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendatory Agreement as of the date first above written.

MAGLA PRODUCTS, LLC		THE STANLEY WORKS

By:	/s/ Jordan Glatt	By:	/s/ Kenneth O. Lewis

Title:	President	Title:	Vice President Marketing
and Brand Development

STANLEY LOGISTICS, INC.

		By:	/s/ Kenneth O. Lewis

		Title:	Vice President Marketing
and Brand Development